Exhibit 10.20

Westrock Coffee Holdings, LLC
RESTRICTED UNIT AWARD AGREEMENT

THIS RESTRICTED UNIT AWARD AGREEMENT (this “Agreement”) by and between Westrock Coffee Holdings, LLC, a Delaware limited liability company (the “Company”) and the individual named on the signature page hereto (“Employee”) is made as of the date set forth on such signature page hereto (the “Grant Date”). Reference is made herein to the Amended and Restated Operating Agreement of the Company dated as of February 28, 2020, as amended, modified or supplemented from time to time (the “Operating Agreement”).

WHEREAS, on the terms and subject to the conditions hereof, the Company desires to issue to Employee Common Units (as defined in the Operating Agreement) in the amount set forth on the signature page hereto, as hereinafter set forth.

NOW, THEREFORE, in order to implement the foregoing and in consideration of the mutual representations, warranties, covenants and agreements contained herein, the parties hereto agree as follows:

1.              Definitions. Capitalized terms not defined in this Agreement shall have the meanings ascribed to such terms in the Operating Agreement.

1.1            “Cause” shall have the meaning set forth in the employment agreement between Employee and the Company or one of its Affiliates or, if Employee does not have an employment agreement, (a) Employee’s willful failure to substantially perform Employee’s duties; (b) any act of fraud, misappropriation, dishonesty, malfeasance or embezzlement by Employee in connection with the performance of Employee’s duties to the Company and its Affiliates; (c) Employee’s material violation of any policies of the Company or its Affiliates or any restrictive covenants applicable to Employee; or (d) Employee’s conviction of, or entering a plea of nolo contendere to, a felony.

1.2            “Change in Control” means the first to occur of the following events:

(a)            The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than fifty percent (50%), indirectly or directly, of the voting power of the Company, other than any acquisition by (i) an Affiliate of the Company immediately prior to such acquisition, (ii) an employee benefit plan (or related trust) sponsored or maintained by the Company or any of its Affiliates or (iii) Westrock Group and its Affiliates; or

(b)            The consummation of an amalgamation, a merger, consolidation, recapitalization or similar business combination transaction of the Company or any direct or indirect Subsidiary thereof with any other entity (other than an entity controlled by (i) an Affiliate of the Company immediately prior to such transaction or (ii)  Westrock Group and its Affiliates) or a sale or other disposition of all or substantially all of the assets of the Company to any other person or entity (other than (i) an Affiliate of the Company immediately prior to such transaction or (ii) Westrock Group and its Affiliates), following which the voting securities of the Company that are outstanding immediately prior to such transaction cease to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity (or the person or entity that owns substantially all of the Company’s assets either directly or through one or more Subsidiaries) or any parent or other Affiliate thereof) at least fifty percent (50%) of the combined voting power of the securities of the Company or, if the Company is not the surviving entity, such surviving entity (or the person or entity that owns substantially all of the Company’s assets either directly or through one or more Subsidiaries) or any parent or other Affiliate thereof, outstanding immediately after such transaction;

provided, however, a transaction contemplated by clause (a) or (b) above shall only qualify as a Change in Control if, as of or in connection therewith, Westrock Group and its Affiliates have disposed of more than 50% of their investment in the Company for cash proceeds or marketable securities.

1.3            “Committee” means the Board or such committee of the Board as may be designated by the Board to administer its equity compensation plans.

1.4            “Disability” shall have the meaning set forth in the employment agreement between Employee and the Company or, if Employee does not have an employment agreement, the absence of Employee from Employee’s duties with the Company on a full-time basis for 120 consecutive days, or for 180 days (which need not be consecutive) within a 365-day period, as a result of incapacity due to mental or physical illness.

2.              Grant.

2.1            Common Units. Employee is hereby granted the number of Common Units set forth on the signature page hereto. Subject to Section 4, so long as Employee remains an Employee of the Company, the Common Units will become vested in three equal installments on each of the first three anniversaries of the Grant Date.

2.2            Grant Conditions. Notwithstanding anything in this Agreement to the contrary, the Company shall be under no obligation to issue, sell or grant to Employee any Common Units unless the following conditions are satisfied: (a) Employee is an Employee of the Company or its Affiliates on the Grant Date; (b) the representations of Employee contained in Section 3 are true and correct in all material respects as of the Grant Date; (c) Employee is not in breach of any agreement, obligation or covenant herein required to be performed or observed by Employee on or prior to the Grant Date; and (d) Employee has executed and delivered an Addendum Agreement.

3.              Investment Representations and Covenants of Employee.

3.1            Common Units Unregistered. Employee acknowledges and represents that Employee has been advised by the Company that:

(a)            the Common Units must be held indefinitely and Employee must continue to bear the economic risk of the investment in the Common Units unless the offer and sale of such Common Units are subsequently registered under the Securities Act and all applicable state securities laws or an exemption from such registration is available (or as otherwise provided in the Operating Agreement);

(b)            there is no established market for the Common Units and it is not anticipated that there will be any public market for the Common Units in the foreseeable future;

(c)            in the event the Common Units are certificated, a restrictive legend in the form set forth below shall be placed on any certificates representing the Common Units:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN REPURCHASE OPTIONS AND OTHER PROVISIONS SET FORTH IN THE AMENDED AND Restated Operating Agreement of WestRock Coffee Holdings, LLC, AS AMENDED AND MODIFIED FROM TIME TO TIME, A COPY OF WHICH MAY BE OBTAINED BY THE HOLDER HEREOF AT THE ISSUER’S PRINCIPAL PLACE OF BUSINESS WITHOUT CHARGE”; and

(d)            a notation shall be made in the appropriate records of the Company indicating that the Common Units are subject to restrictions on transfer and, if the Company should at some time in the future engage the services of a securities transfer agent, appropriate stop-transfer instructions shall be issued to such transfer agent with respect to such Common Units.

3.2            Additional Investment Representations. Employee represents and warrants that:

(a)            Employee has no need of liquidity with respect to its investment in the Common Units, and Employee can afford to suffer a complete loss of Employee’s investment in the Common Units and can afford to hold the Common Units for an indefinite period of time;

(b)            Employee’s knowledge and experience in financial and business matters are such that Employee is capable of evaluating the merits and risks of the investment in the Common Units and is able to bear such risk, and Employee has obtained, in his or her judgment, sufficient information from the Company to evaluate the merits and risks of an investment in the Common Units;

(c)            Employee understands that the Common Units are a speculative investment which involves a high degree of risk of loss of Employee’s investment therein, and Employee is aware of the limited ability to transfer Common Units and has carefully reviewed, considered and understands the provisions relating to transfers with respect to the Company as described in the Operating Agreement;

(d)            the terms of this Agreement and the Operating Agreement provide that, under certain conditions, the Company has the right to repurchase the Common Units at a price that may, in certain circumstances, be less than the Fair Market Value thereof or Employee may forfeit the Common Units;

(e)            Employee understands and has taken cognizance of all the risk factors related to the acquisition of the Common Units and, other than as set forth in this Agreement, no representations or warranties have been made to Employee or Employee’s representatives concerning the Common Units or the Company or their prospects or other matters;

(f)            Employee has been provided an opportunity to obtain additional information concerning the Common Units and the Company and its Affiliates to the extent the Company possesses or can acquire such information without unreasonable effort or expense, and Employee has been given the opportunity to examine all documents and to ask questions of, and to receive answers from, the Company and its representatives concerning the Company and its Affiliates, the Operating Agreement and the terms and conditions of the acquisition of the Common Units and any other matters pertaining thereto; and

(g)            all information which Employee has provided to the Company and the Company’s representatives concerning Employee and Employee’s financial position is complete and correct as of the date of this Agreement.

4.              Additional Vesting, Forfeiture and Repurchase Provisions.

4.1            Upon a Termination without Cause, or Upon Death or Disability. Upon the occurrence of Employee’s involuntary termination of service with the Company and its Affiliates without Cause, or due to death or Disability, subject to Employee’s execution of a release of claims in a form provided by the Company, which release must become effective and irrevocable within 60 days following Employee’s date of termination, all unvested Common Units shall vest as of the date such release becomes effective and irrevocable.

4.2            Change in Control. Upon the occurrence of a Change in Control, subject to Employee’s continued service to the Company through the date of the Change in Control, all unvested Common Units shall vest as of the date of such Change in Control.

4.3            Certain Forfeitures of Common Units. Notwithstanding any other provision of this Agreement except as otherwise provided in Section 4.1, any unvested Common Units that do not become vested on or prior to Employee’s termination of service with the Company and its Affiliates shall be forfeited effective as of the date of such termination.

4.4            Repurchase of Vested Common Units. Without limiting any call rights that the Company or its Affiliates may have under the Operating Agreement, the Company may repurchase any vested Common Units within two years following Employee’s termination of service with the Company and its Affiliates for Fair Market Value as determined by the Committee.

5.              Cash Dividends; Adjustments for Changes in Capitalization and Corporate Events.

5.1            Cash Dividends. If the Company pays any cash dividend on the Common Units, the Company shall credit to the Employee’s account an amount equal to the product of (i) the number of unvested Common Units as of the record date for such distribution times (ii) the per unit amount of such dividend on the Common Units. Any cash amounts credited to the Employee’s account shall be paid to the Employee on the date that such Employee otherwise vests in the Common Units in respect of which such cash dividend was paid.

5.2            Unit Change. In the event of an equity dividend, equity split, reverse equity split, separation, spinoff, reorganization, extraordinary dividend of cash or other property, equity combination, or recapitalization or similar event affecting the capital structure of the Company (each, a “Unit Change”), the Committee shall, in such manner and on such terms and conditions as it, in good faith, deems appropriate, and in all cases subject to the Operating Agreement, adjust the number and kind of Common Units subject to this Agreement.

5.3            Corporate Event. In the event of a merger, consolidation, acquisition of property or shares, Unit rights offering, liquidation, disaffiliation (other than a spinoff) (including, but not limited to, a Change in Control) or similar transaction or event (each, a “Corporate Event”), the Committee may in its discretion and in such manner and on such terms and conditions as it, in good faith, deems appropriate, and in all cases subject to the Operating Agreement, make such substitutions or adjustments as it deems appropriate and equitable to the Common Units subject to this Agreement. Without limiting the generality of the foregoing, in the event of a Corporate Event the Committee may take any one or more of the following actions:

(a)            The Committee may provide, either by the terms of the agreement governing such transaction or by action taken prior to the occurrence of such transaction or event, for either (i) the cancellation of all or any portion of the Common Units for an amount of cash or other property or a combination thereof having an aggregate value equal to the amount that could have been attained upon the realization of Employee’s rights had the Common Units (or portion thereof) been fully vested, as determined by the Committee in its sole discretion, or (ii) the replacement of the Common Units, whether vested or unvested, with other rights or property, including cash, selected by the Committee in its sole discretion, which replacement award may be subject to vesting or the lapsing of restrictions, as applicable, on terms not substantially less favorable in the aggregate to the affected Employee than the terms of this Agreement;

(b)            The Committee may provide that upon such event, the Common Units be assumed by the successor or survivor entity, or a parent or subsidiary thereof, or shall be substituted for by similar awards covering the securities of the successor or survivor entity, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of securities subject to this Agreement; and

(c)            The Committee may make adjustments in the number and type of Common Units (or other securities or property) subject to this Agreement and/or in the terms and conditions of (including the repurchase price), and the criteria included in, the Common Units subject to this Agreement.

5.4            Fractional Units. Any adjustment provided under this Section 5 may, in the Committee’s discretion, provide for the cash payment of any fractional Common Unit that might otherwise become issuable pursuant to this Agreement.

5.5            Other Distributions. The Committee may in its discretion also make adjustments of the type described in this Section 5 to take into account distributions to Members or any other event if the Committee determines that adjustments are appropriate to avoid distortions in the operation of this Agreement and to preserve the value of Common Units granted hereunder.

5.6            Operating Agreement. For the avoidance of doubt, if an event occurs that gives rise to the application of Article VI of the Operating Agreement, then Article VI of the Operating Agreement shall apply in lieu of the adjustment provisions of this Section 5.

5.7            New Securities. References in this Agreement to Common Units shall be construed to include any securities resulting from any adjustment described in this Section 5.

5.8            Determinations. Determinations of the Committee under this Section 5 shall be conclusive and binding on all parties.

6.              Miscellaneous.

6.1            Notices. Unless otherwise provided herein, all notices and other communications hereunder shall be in writing and shall be deemed given and received (a) if delivered in person, on the date delivered, (b) if transmitted by facsimile (provided receipt is confirmed by telephone), on the date sent or (c) if delivered by an express courier, on the second Business Day after mailing, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

If to the Company:

30 Collins Industrial Place

North Little Rock, AR 72113

Attn: Chief Financial Officer

Email: john.ebner@westrockcoffee.com

If to Employee:

To the most recent address of Employee set forth in the personnel records of the Company.

6.2            Amendments and Waivers. (a)  Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement, or in the case of a waiver, by the party against whom the waiver is to be effective; provided that, the foregoing notwithstanding, this Agreement may be amended by the Company unilaterally, provided that no such unilateral amendment may materially adversely affect Employee, except to the extent provided for or contemplated in the terms of this Agreement.

(b)            No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

6.3            Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

6.4            Governing Law. This Agreement, the legal relations between the parties and the adjudication and the enforcement thereof, shall be governed by and interpreted and construed in accordance with the laws of the State of Delaware applicable to agreements made and to be performed entirely within the State of Delaware, without regard to the conflict of law provisions thereof that could result in the application of the laws of any other jurisdiction.

6.5            Jurisdiction. Each party irrevocably submits to the jurisdiction of any state or federal court sitting in or for Little Rock, Arkansas for the purposes of any suit, action or other proceeding arising out of this Agreement or the transactions contemplated hereby. Each party further agrees that service of any process, summons, notice or document by U.S. registered mail to such party’s respective address set forth above shall be effective service of process for any action, suit or proceeding with respect to any matters to which it has submitted to jurisdiction in this Section 6.5. Each party irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby in any state or federal court sitting in or for Little Rock, Arkansas, and hereby and thereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

6.6            Waiver of Jury Trial. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE BREACH, TERMINATION OR VALIDITY OF THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY HERETO CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 6.6.

6.7            Counterparts; Third Party Beneficiaries. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures hereto were upon the same instrument. This Agreement shall become effective as to a particular Employee when such Employee shall have received a counterpart hereof signed by the Company. No provision of this Agreement shall confer upon any person other than the parties hereto any rights or remedies hereunder.

6.8            Entire Agreement. This Agreement, together with the Operating Agreement and (if applicable) any individual services, severance or employment agreement between Employee and the Company or one of its Affiliates, constitutes the entire agreement between the parties with respect to the Award granted hereunder and supersedes all prior agreements and understandings, both oral and written, between the parties with respect to such Award.

6.9            Section Headings; Construction. The section headings contained herein are for the purpose of convenience only and are not intended to define or limit the contents of the sections. All words used in this Agreement shall be construed to be of such gender or number, as the circumstances require. Unless otherwise expressly provided, the word “including” does not limit the preceding words or terms and the word “or” is not exclusive.

6.10          Severability. Except as otherwise provided herein, if one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be deemed to be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provision were so excluded and shall be enforced in accordance with its terms to the maximum extent permitted by law. Furthermore, a determination in any jurisdiction that this Agreement, in whole or in part, is invalid, illegal or unenforceable shall not in any way affect or impair the validity, legality or enforceability of this Agreement in any other jurisdiction.

6.11          Interpretation. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

6.12          Employee’s Service to the Company. Nothing contained in this Agreement shall be deemed to obligate the Company or any of its Affiliates to continue the service of Employee in any capacity whatsoever or to prohibit or restrict the Company or any of its Affiliates from terminating the service of Employee at any time or for any reason whatsoever, with or without Cause.

6.13          Taxes. The delivery of Common Units pursuant to this Agreement is conditioned on Employee’s satisfaction of all applicable federal, state, local or foreign taxes (“Taxes”) arising from or in respect of the Common Units granted pursuant to this Agreement. In accordance with the foregoing, Employee shall be obligated, no later than the date as of which the value of the Common Units first becomes includible in the gross income of Employee for federal income tax purposes, to pay to the Company, or make arrangements satisfactory to the Committee regarding payment of any sums required by applicable Tax law to be withheld with respect to the issuance, vesting, exercise, repurchase or cancellation of any Common Units. To satisfy this obligation, the Company shall be entitled to withhold (based on the Fair Market Value) a number of Common Units at least equal to the stated required Taxes as of the date that the Common Units first become includible in the gross income of Employee. Employee shall be notified of the Taxes required and if Employee does not deliver to the Company a cash payment equal to the stated required Taxes within the time prescribed by the Company, the Company shall retain the Common Units held back with no further obligation to deliver such Common Units to Employee, and the Company shall pay in cash the Fair Market Value of the held back Common Units either (a) to the appropriate taxing authority or (b) to Employee, who shall then pay such amount to the appropriate taxing authority. To the extent that amounts are so withheld and paid over to the appropriate taxing authority by the Company, such amounts shall be treated as having been paid by Employee.

6.14            Further Assurances. Employee agrees to execute all such certificates and other documents and instruments and shall do other acts as the Company reasonably deems appropriate to effectuate and perform the provisions of this Agreement and the transactions hereunder and to comply with the requirements of applicable law, including all agreements, certificates, tax statements and other documents as may be required to be filed in respect of the Company or any Subsidiary.

* * * * *

IN WITNESS WHEREOF, each of the undersigned has executed this Agreement as of the date first above written.

WESTROCK COFFEE HOLDINGS, LLC

By:
Scott T. Ford
Chief Executive Officer

[Signature page to Restricted Unit Award Agreement]

EMPLOYEE SIGNATURE PAGE

Name:

Date:	February 28, 2020

Address:

NUMBER OF COMMON UNITS GRANTED:		[●]

Signature:

[Signature page to Restricted Unit Award Agreement]